Gates Industrial Reports Fourth-Quarter and Full-Year 2020 Results
Denver, CO, February 8, 2021
Fourth-Quarter 2020 Highlights
◦Net sales up 9.4%, including core revenue growth of 8.6%, compared to the prior-year period.
◦Net income attributable to shareholders of $24.3 million, or $0.08 per diluted share.
◦Adjusted Net Income of $57.7 million, or $0.20 per diluted share.
◦Adjusted EBITDA margin of 20.5%, representing year-over-year expansion of 190 basis points.
◦Net cash provided by operations of $181.5 million.
◦Free Cash Flow of $159.7 million, or 276.8% of Adjusted Net Income.
◦Repaid $300 million of long-term debt.
◦Initiating full-year 2021 guidance.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the fourth quarter ended January 2, 2021.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “The fourth quarter marked a turning point for our business as we returned to growth in all of our regions. We delivered solid core revenue growth with 12% sequential acceleration, increased our Adjusted EBITDA over 20% year-over-year and generated a significant amount of Free Cash Flow, all well above the high end of the guidance we provided. Based on the strong liquidity position we built throughout 2020, we also repaid $300 million of long-term debt in the quarter. Our performance demonstrates the benefits of our transformation and highlights the resilience of our business.”
Jurek continued, “I’m pleased with the momentum we’ve seen in the business, as well as the execution of our global teams in managing through the challenges of the COVID-19 pandemic. The strategic investments we’ve made over the past several years, in combination with the substantial improvements implemented during the downturn, have put us in a position of strength entering 2021. We have an improved, more-flexible manufacturing footprint, revitalized product portfolio and focused organic growth initiatives that are starting to deliver solid results. We are excited about the potential that the year holds and the runway we have for above-market growth, margin expansion and strong cash generation.”
Fourth-Quarter and Full-Year Financial Results
Fourth-quarter net sales of $794.2 million increased 9.4% over the prior-year quarter net sales of $725.7 million, including an 8.6% core revenue increase and a favorable foreign currency impact of 0.8%. Sales into replacement channels continued to accelerate from the third quarter of 2020, but the most notable improvement came in our first-fit business, particularly in the industrial end markets where customers across Off-Highway, Diversified Industrial and On-Highway end markets increased their production levels.

Full-year net sales were $2,793.0 million, a decrease of 9.5% over the prior year net sales of $3,087.1 million. Core revenue declined 8.4%, which was primarily driven by general weakness across our end markets in the first part of 2020. After reaching a trough in the second quarter, our net sales rebounded strongly in the second half of the year, increasing 2.3% compared to the second half of 2019. For the full year, sales into replacement channels showed resilience and were less impacted overall, while sales into first-fit channels showed strong acceleration throughout the second half of the year.
Net income attributable to shareholders in the fourth quarter was $24.3 million, or $0.08 per diluted share, compared to net income attributable to shareholders of $19.4 million, or $0.07 per diluted share, in the prior-year period. Adjusted Net Income was $57.7 million, or $0.20 per diluted share, compared to $56.5 million, or $0.19 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the fourth quarter of 2020 was 293,163,825 compared to 291,649,100 in the fourth quarter of 2019.
Net income attributable to shareholders in 2020 was $79.4 million, or $0.27 per diluted share, compared to $690.1 million, or $2.37 per diluted share in 2019. Adjusted Net income for 2020 was $204.5 million, or $0.70 per diluted share, compared to $279.3 million, or $0.96 per diluted share in 2019. Adjusted Net Income improved significantly during the year, increasing over 80% from the first half to the second half, as the business rebounded. The diluted weighted average number of shares outstanding in 2020 was 292,115,964 compared to 291,627,461 in 2019.
Fourth-quarter Adjusted EBITDA was $162.6 million, or 20.5% of net sales, compared to $135.1 million, or 18.6% of net sales in the prior-year quarter, representing Adjusted EBITDA margin expansion of 190 basis points. The margin expansion was driven by gross margin improvement, achieved through a combination of volume benefits and productivity initiatives, offsetting COVID-19 costs and inefficiencies.
Full-year 2020 Adjusted EBITDA was $506.6 million, or 18.1% of net sales, compared to $611.0 million, or 19.8% of net sales in 2019. Full year Adjusted EBITDA margin was impacted by lower production volumes and related inefficiencies, especially in the first half of the year. In the second half of 2020, the Company delivered Adjusted EBITDA growth of 8.0% and margin expansion of 110 basis points compared to the second half of 2019.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	January 2, 2021	December 28, 2019	% Change	% Core Change
Net sales	$519.8	$470.3	+10.5%	+9.0%
Adjusted EBITDA	$116.5	$97.4	+19.6%
Adjusted EBITDA margin	22.4%	20.7%	+170 bps

	For the year ended
(USD in millions)	January 2, 2021	December 28, 2019	% Change	% Core Change
Net sales	$1,800.2	$1,945.7	(7.5%)	(6.5%)
Adjusted EBITDA	$353.0	$412.6	(14.4%)
Adjusted EBITDA margin	19.6%	21.2%	(160 bps)
Power Transmission net sales increased 10.5% to $519.8 million in the fourth quarter, reflecting a core revenue increase of 9.0% and an additional 1.5% of favorable foreign currency effects. The segment’s core revenue represented a 9.4% sequential acceleration from the third quarter. After our total sales into replacement channels returned to core growth in the third quarter, we saw sales into first-fit channels respond in the fourth quarter, returning to strong core growth. Sales into replacement channels continued their trend of improvement from Q3, showing solid core growth in the fourth quarter, most notably in automotive applications.

Adjusted EBITDA increased 19.6% over the prior-year quarter, while Adjusted EBITDA margin expanded by 170 basis points, attributable to increased volumes and productivity-driven gross margin improvement.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	January 2, 2021	December 28, 2019	% Change	% Core Change
Net sales	$274.4	$255.4	+7.4%	+7.7%
Adjusted EBITDA	$46.1	$37.7	+22.3%
Adjusted EBITDA margin	16.8%	14.8%	+200 bps

	For the year ended
(USD in millions)	January 2, 2021	December 28, 2019	% Change	% Core Change
Net sales	$992.8	$1,141.4	(13.0%)	(11.6%)
Adjusted EBITDA	$153.6	$198.4	(22.6%)
Adjusted EBITDA margin	15.5%	17.4%	(190 bps)
Fluid Power net sales increased 7.4% to $274.4 million in the fourth quarter, reflecting a core revenue increase of 7.7% offset by foreign currency effects of 0.3%. The segment’s core revenue represented 17.0% sequential acceleration from the third quarter, led by the recovery in our first-fit business. Sales into replacement channels grew as well, with outperformance in the automotive end market.
Adjusted EBITDA margin expanded 200 basis points over the prior-year quarter. The margin expansion was attributable to gross margin expansion from productivity initiatives and increased utilization of our new manufacturing capacity.
Liquidity and Capital Resources
During the fourth quarter of 2020, the Company generated $181.5 million of cash from operations. Fourth-quarter capital expenditures decreased slightly to $21.8 million from $24.6 million in the prior-year period, the largest portion of which represented maintenance expenditures.
As of January 2, 2021, the Company had total cash of $521.4 million, committed borrowing headroom of $386.7 million, and total outstanding debt of $2.7 billion. During the fourth quarter of 2020, the Company paid down $300 million in outstanding term loan and remains committed to deleveraging the business. The Company does not have any meaningful debt maturities until 2024 and does not expect to draw down any committed lines of credit in the foreseeable future.
2021 Outlook
The Company is introducing its full-year 2021 outlook, with core revenue expected to grow in the range of 9% to 14%, and Adjusted EBITDA margin expected in the range of 21% to 22%. The Company expects total capital expenditures in the range of $90 million to $110 million and Free Cash Flow Conversion to be greater than 80% of Adjusted Net Income.

Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by registering at this link: http://www.directeventreg.com/registration/event/8597255. An audio replay of the conference call can be accessed by dialing (800) 585-8367 (domestic) or +1 (416) 621-4642 (international), and providing the passcode 8597255, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, including growth, margin expansion and cash generation, new product and productivity improvements, liquidity and capital resources including deleveraging, and the statements in the “2021 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures on the Company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control such as end-market recovery, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission (“SEC”), as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	For the three months ended		For the year ended
(USD in millions, except per share amounts)	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net sales	$794.2	$725.7	$2,793.0	$3,087.1
Cost of sales	492.4	464.3	1,758.3	1,944.6
Gross profit	301.8	261.4	1,034.7	1,142.5
Selling, general and administrative expenses	205.2	186.9	776.9	777.3
Transaction-related expenses	—	1.9	5.2	2.6
Asset impairments	0.1	—	5.2	0.7
Restructuring expenses	10.9	2.1	37.3	6.0
Other operating expenses (income)	0.2	2.5	(1.0)	9.1
Operating income from continuing operations	85.4	68.0	211.1	346.8
Interest expense	45.0	43.3	154.3	157.8
Other income	(4.3)	(2.6)	(14.2)	(9.8)
Income from continuing operations before taxes	44.7	27.3	71.0	198.8
Income tax expense (benefit)	12.2	1.9	(19.3)	(495.9)
Net income from continuing operations	32.5	25.4	90.3	694.7
Loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	—	—	0.3	0.6
Net income	32.5	25.4	90.0	694.1
Less: non-controlling interests	8.2	6.0	10.6	4.0
Net income attributable to shareholders	$24.3	$19.4	$79.4	$690.1

Earnings per share
Basic
Earnings per share from continuing operations	$0.08	$0.07	$0.27	$2.38
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.08	$0.07	$0.27	$2.38

Diluted
Earnings per share from continuing operations	$0.08	$0.07	$0.27	$2.37
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.08	$0.07	$0.27	$2.37

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

USD in millions, except share numbers and per share amounts)	As of January 2, 2021	As of December 28, 2019
Assets
Current assets
Cash and cash equivalents	$521.4	$635.3
Trade accounts receivable, net of allowances of $5.2 and $8.6	695.0	694.7
Inventories	508.2	475.1
Taxes receivable	28.6	22.1
Prepaid expenses and other assets	153.4	131.4
Total current assets	1,906.6	1,958.6
Non-current assets
Property, plant and equipment, net	705.0	727.9
Goodwill	2,120.2	2,060.5
Pension surplus	69.3	38.1
Intangible assets, net	1,788.6	1,876.0
Right-of-use assets	120.9	123.0
Taxes receivable	26.5	23.0
Deferred income taxes	672.6	587.1
Other non-current assets	16.6	17.1
Total assets	$7,426.3	$7,411.3
Liabilities and equity
Current liabilities
Debt, current portion	$42.7	$46.1
Trade accounts payable	417.4	374.7
Taxes payable	14.0	48.5
Accrued expenses and other current liabilities	252.2	188.8
Total current liabilities	726.3	658.1
Non-current liabilities
Debt, less current portion	2,666.0	2,912.3
Post-retirement benefit obligations	142.5	151.2
Lease liabilities	113.6	116.2
Taxes payable	111.5	108.8
Deferred income taxes	360.4	369.3
Other non-current liabilities	121.0	84.7
Total liabilities	4,241.3	4,400.6
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 290,853,067 (December 28, 2019: authorized shares: 3,000,000,000; outstanding shares: 290,157,299)	2.9	2.9
—Additional paid-in capital	2,456.8	2,434.5
—Accumulated other comprehensive loss	(805.4)	(858.4)
—Retained earnings	1,151.4	1,072.0
Total shareholders’ equity	2,805.7	2,651.0
Non-controlling interests	379.3	359.7
Total equity	3,185.0	3,010.7
Total liabilities and equity	$7,426.3	$7,411.3

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	For the year ended
(USD in millions)	January 2, 2021	December 28, 2019
Cash flows from operating activities
Net income	$90.0	$694.1
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	218.6	222.2
Non-cash currency transaction loss (gain) on debt and hedging instruments	46.9	(16.8)
Other net non-cash financing (income) expenses	(28.0)	27.4
Share-based compensation expense	19.8	15.0
Decrease in post-employment benefit obligations, net	(12.4)	(9.4)
Deferred income taxes	(47.7)	(648.4)
Asset impairments	6.6	1.9
Other operating activities	9.1	4.1
Changes in operating assets and liabilities:
—Decrease in accounts receivable	9.7	41.8
—(Increase) decrease in inventories	(22.1)	65.1
—Increase (decrease) in accounts payable	28.6	(48.2)
—Decrease (increase) in prepaid expenses and other assets	6.8	(2.6)
—(Decrease) increase in taxes payable	(48.1)	46.2
—Increase (decrease) in other liabilities	31.2	(43.5)
Net cash provided by operations	309.0	348.9
Cash flows from investing activities
Purchases of property, plant and equipment	(58.2)	(72.1)
Purchases of intangible assets	(9.2)	(11.0)
Cash paid under corporate-owned life insurance policies	(10.9)	(10.7)
Cash received under corporate-owned life insurance policies	1.5	12.0
Other investing activities	(0.7)	3.8
Net cash used in investing activities	(77.5)	(78.0)
Cash flows from financing activities
Issuance of shares	3.1	1.8
Proceeds from long-term debt	—	568.0
Payments of long-term debt	(331.2)	(593.1)
Debt issuance costs paid	(0.3)	(8.3)
Dividends paid to non-controlling interests	(19.0)	(28.8)
Other financing activities	(6.4)	1.1
Net cash used in financing activities	(353.8)	(59.3)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	9.8	0.4
Net (decrease) increase in cash and cash equivalents and restricted cash	(112.5)	212.0
Cash and cash equivalents and restricted cash at the beginning of the period	636.6	424.6
Cash and cash equivalents and restricted cash at the end of the period	$524.1	$636.6
Supplemental schedule of cash flow information
Interest paid	$135.7	$150.8
Income taxes paid	$60.4	$108.8
Accrued capital expenditures	$1.0	$1.8

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	For the three months ended		For the year ended
(USD in millions)	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net income from continuing operations	$32.5	$25.4	$90.3	$694.7
Adjusted for:
Income tax expense (benefit)	12.2	1.9	(19.3)	(495.9)
Net interest and other expenses	40.7	40.7	140.1	148.0
Depreciation and amortization	55.4	54.8	218.6	222.2
Transaction-related expenses (1)	—	1.9	5.2	2.6
Asset impairments	0.1	—	5.2	0.7
Restructuring expenses (2)	10.9	2.1	37.3	6.0
Share-based compensation expense	6.3	4.5	19.8	15.0
Sponsor fees (included in other operating expenses) (3)	—	1.6	1.9	6.5
Inventory impairments and adjustments (included in cost of sales)	—	(0.1)	1.4	1.2
Severance expenses (included in cost of sales)	0.1	1.0	1.0	4.0
Other primarily severance expenses (included in SG&A)	4.2	0.4	8.0	3.4
Other items not directly related to current operations	0.2	0.9	(2.9)	2.6
Adjusted EBITDA	$162.6	$135.1	$506.6	$611.0

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	For the three months ended		For the year ended
(USD in millions, except share numbers and per share amounts)	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net income attributable to shareholders	$24.3	$19.4	$79.4	$690.1
Adjusted for:
Loss on disposal of discontinued operations	—	—	0.3	0.6
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.9	29.4	117.5	118.2
Transaction-related expenses (1)	—	1.9	5.2	2.6
Asset impairments	0.1	—	5.2	0.7
Restructuring expenses (2)	10.9	2.1	37.3	6.0
Share-based compensation expense	6.3	4.5	19.8	15.0
Sponsor fees (included in other operating expenses) (3)	—	1.6	1.9	6.5
Inventory impairments and adjustments (included in cost of sales)	—	(0.1)	1.4	1.2
Adjustments relating to post-retirement benefits	(1.9)	(0.6)	(4.5)	(3.2)
Financing-related FX (losses) gains	(1.3)	0.2	(5.3)	(0.8)
One-time net tax benefit (4)	—	—	—	(513.0)
One-time non-controlling interest adjustment	—	—	—	(15.0)
Other adjustments (5)	2.7	0.2	(11.5)	1.6
Estimated tax effect of the above adjustments	(13.3)	(2.1)	(42.2)	(31.2)
Adjusted Net Income	$57.7	$56.5	$204.5	$279.3

Diluted weighted-average number of shares outstanding	293,163,825	291,649,100	292,115,964	291,627,461
Adjusted Net Income per diluted share	$0.20	$0.19	$0.70	$0.96

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)	During the first quarter of 2019, we recognized a one-time, non-cash tax benefit related to the release of valuation allowances on net operating loss carryforwards in Europe. This benefit was offset partially by certain indirectly related unrecognized tax benefits.
(5)	During the year ended January 2, 2021, other adjustments included $17.7 million in relation to the non-controlling interest share of the adjustments above, primarily restructuring expenses incurred in relation to the closure of our manufacturing facility in Korea.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	For the three months ended January 2, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended January 2, 2021 (1)	$519.8	$274.4	$794.2
Impact on net sales of movements in currency rates	(7.0)	0.7	(6.3)
Core revenue for the three months ended January 2, 2021	$512.8	$275.1	$787.9

Net sales for the three months ended December 28, 2019	470.3	255.4	725.7
Increase in net sales on a core basis (core revenue)	$42.5	$19.7	$62.2

Core revenue growth	9.0%	7.7%	8.6%

	For the year ended January 2, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the year ended January 2, 2021 (1)	$1,800.2	$992.8	$2,793.0
Impact on net sales of movements in currency rates	18.4	16.1	34.5
Core revenue for the year ended January 2, 2021	$1,818.6	$1,008.9	$2,827.5

Net sales for the year ended December 28, 2019	1,945.7	1,141.4	3,087.1
Decrease in net sales on a core basis (core revenue)	$(127.1)	$(132.5)	$(259.6)

Core revenue decline	(6.5%)	(11.6%)	(8.4%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	For the three months ended		For the year ended
(USD in millions)	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net cash provided by operations	$181.5	$203.7	$309.0	$348.9
Capital expenditures (1)	(21.8)	(24.6)	(67.4)	(83.1)
Free Cash Flow	$159.7	$179.1	$241.6	$265.8

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	For the year ended
(USD in millions)	January 2, 2021	December 28, 2019
Free Cash Flow	$241.6	$265.8
Adjusted Net Income	$204.5	$279.3
Free Cash Flow Conversion	118.1%	95.2%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com